EXHIBIT 10.2
GUARANTY OF LEASE
          This Guaranty of Lease (this “Guaranty”), dated as of January 1, 2008, is made by Assisted Living Concepts, Inc., a Nevada corporation (“ALC”) (together with its successors and assigns, including without limitation any entity succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entirety, “Guarantor”), for the benefit of VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, “Landlord”).
          Concurrently herewith, Landlord is entering into an Amended and Restated Master Lease Agreement dated the date hereof (as such lease may be amended or extended from time to time, “the Lease”) for those properties described in Exhibit A to the Lease (collectively, the “Property”) with those entities identified on Exhibit B attached hereto (collectively and individually, as the context may indicate, “Tenant”). Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Lease. Landlord is unwilling to enter into the Lease unless Guarantor enters into this Guaranty. This Guaranty is a material inducement to Landlord to enter into the Lease. ALC owns all of the membership interests in each Tenant. The lease of the Property to Tenant is of direct benefit to the Guarantor.
          NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound, covenants and agrees with Landlord as follows:
          1. Guarantor unconditionally and irrevocably guarantees to Landlord that (a) all fixed rent, real estate taxes and assessments, operating expenses, insurance premiums and costs of maintenance and repair, and all other sums due under the Lease and payable by Tenant, whether due by acceleration or otherwise, including costs and expenses of collection, including without limitation, reasonable legal fees and expenses (collectively, the “Monetary Obligations”) will be promptly paid in full when due, in accordance with the provisions thereof and (b) Tenant will perform and observe each and every covenant, agreement, term and condition of Tenant in the Lease (the “Performance Obligations” and together with the Monetary Obligations, the “Guaranteed Obligations”). If for any reason any Monetary Obligations shall not be paid promptly when due after receipt of required notice to Tenant under the Lease, if any, and after the expiration of any applicable grace period therefor, if any, Guarantor shall, one (1) Business Day after demand therefor, pay the same to Landlord with interest and late fees due thereon, if any, as stated in the Lease. In addition to the foregoing, Guarantor hereby becomes surety to Landlord for the due and punctual payment and performance of the Guaranteed Obligations and Guarantor hereby waives all defenses that may be available to Guarantor as a surety and guarantor other than the defenses of indefeasible payment of the Monetary Obligations and performance of the Performance Obligations.
          2. Landlord may enforce this Guaranty against Guarantor without first having recourse against Tenant or exhausting Landlord’s rights or remedies under the Lease; provided, that nothing herein shall prohibit Landlord from exercising its rights against Guarantor and Tenant simultaneously. This Guaranty and the obligations of Guarantor hereunder are present, primary, direct, continuing, unconditional, irrevocable and absolute and independent of any obligations of Tenant. This Guaranty is a guaranty of payment and performance and not merely of collection.
          3. Guarantor represents, warrants and covenants to Landlord that (a) all reports, statements (financial or otherwise), certificates and other data furnished by or on behalf of Guarantor to Landlord in connection with this Guaranty or the Lease, are true and correct in all material respects, do not omit to state any material fact or circumstance necessary to make the statement contained therein not misleading and fairly represent the financial condition of Guarantor as of the respective date thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the most recent of such financial statements; (b) Guarantor has derived or expects to derive financial and other advantages and benefits, directly or indirectly, from the making of this Guaranty and the Guaranteed Obligations; (c) no representations or agreements of any kind have been made by any Person to Guarantor that would limit or qualify in any way the terms of this Guaranty; (d) Landlord has made no representation to Guarantor as to the creditworthiness of Tenant; (e) Guarantor has established adequate means of obtaining from Tenant on a continuing basis information regarding Tenant’s financial condition; (f) Guarantor will keep adequately informed of any facts, events or circumstances that might in any way affect Guarantor’s risks under this Guaranty; (g) Landlord shall have no obligation to disclose to Guarantor any information or documents (financial or otherwise) heretofore or hereafter acquired by Landlord in the course of its relationship with Tenant; (h) there shall be no conveyance, sale, assignment, transfer, pledge, hypothecation, encumbrance or other disposition (collectively, a “Disposition”) of the direct or indirect ownership interests in Guarantor such that after such Disposition any Person, together with its Affiliates, owns or controls, directly or indirectly, in the aggregate fifty percent (50%) or more of the beneficial ownership interests of Guarantor or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of Guarantor, whether through the ability to exercise voting power, by contract or otherwise (a "Change of Control”), unless (i) such Person, together with its Affiliates, owns or controls such interests, or possesses such power, as of the date hereof, (ii) following such Change of Control the Net Worth of Guarantor (determined in accordance with GAAP) is not less than $150,000,000 (the “Net Worth Requirement”); or (iii) if neither of the foregoing conditions set forth in (i) and (ii) is satisfied, Guarantor delivers to Landlord an unconditional irrevocable standby letter of credit from a financial institution and in form and substance, all of the foregoing reasonably acceptable to the Landlord, for Landlord’s benefit in an amount determined from year to year in accordance with attached Schedule 1 (the “Letter of Credit”) and maintains such Letter of Credit in full force and effect until the earlier of the termination of this Guaranty in accordance with Section 19 hereof (the “Termination Date”) or such time as the Net Worth Requirement is satisfied; provided in each case Landlord has received at least 30 days advance written notice; (i) Guarantor shall not merge or consolidate with any other Person unless Guarantor is the surviving entity or, if not, the Person that is the surviving entity has a Net Worth (determined in accordance with GAAP) of at least $150,000,000 and assumes Guarantor’s obligations hereunder or Guarantor delivers the Letter of Credit to Landlord and maintains such Letter of Credit in full force and effect until the earlier of the Termination Date or such time as the Net Worth Requirement is satisfied; provided that Landlord received at least 30 days advance written notice; (j) Guarantor shall not sell all or substantially all of its assets to any other Person without Landlord’s consent, which shall not be unreasonably withheld, unless (x) such Person has a Net Worth immediately following such sale of at least $150,000,000 (determined in accordance with GAAP), or (y) Guarantor delivers the Letter of Credit to Landlord and maintains the Letter of Credit in full force and effect until the earlier of the Termination Date and in either case, such Person assumes Guarantor’s obligations hereunder Landlord receives at least 30 days advance written notice; (k) Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Guarantor’s organization; (l) Guarantor has the power and authority to execute, deliver and perform this Guaranty and to incur the obligations herein provided for; (m) Guarantor has taken all requisite actions necessary to authorize the execution, deliver and performance of this Guaranty; (n) this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms; (o) the execution, delivery and performance of this Guaranty will not require any consent, approval, authorization, order or declaration of or filing or registration with any court, any Governmental Authority or any other Person; (p) the execution, delivery and performance of this Guaranty do not and will not conflict with, and do not and will not result in a breach of, any organizational document of Guarantor or any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor; and (q) Guarantor is an Affiliate of Tenant. “Net Worth” means the total assets of an entity less the total liabilities of the entity as presented on the entity’s balance sheet, with total assets and total liabilities determined in accordance with GAAP.
          4. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be discharged, affected or impaired by any of the following, and Landlord may at any time and from time to time, with or without consideration, without prejudice to any claim against Guarantor hereunder, without in any way changing, releasing or discharging Guarantor from its liabilities and obligations hereunder and without notice to or the consent of Guarantor, waive, release or consent to any of the following:
          (a) the waiver or release by Landlord of the performance or observance by Tenant or Guarantor of any of the agreements, covenants, terms or conditions contained in the Lease;
          (b) the extension, in whole or in part, of the time for payment by Tenant of any sums owing or payable under the Lease, or of any other sums or obligations under or arising out of or on account of the Lease, or the renewal or extension of the Lease;
          (c) any assignment of the Lease by Tenant or any sublease of any or all of the Property by Tenant to any other Person except as otherwise provided in Section 24.5 of the Lease with respect to Guarantor;
          (d) any assumption by any Person of any or all of Tenant’s obligations under, or Tenant’s assignment of any or all of its interest in the Lease except as otherwise provided in Section 24.5 of the Lease with respect to Guarantor;
          (e) the waiver or amendment (whether material or otherwise) of any provision of the Lease;
          (f) any failure, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;
          (g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceeding affecting Landlord, any Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, any Tenant or Guarantor or any of their estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the U.S. Bankruptcy Code or other similar statute of any other state or nation or from the decision of any court;
          (h) the release of Tenant from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law;
          (i) the power or authority or lack thereof of Tenant to execute, acknowledge, deliver or perform the Lease;
          (j) the legality or illegality, validity or invalidity, or lack of enforceability of the Lease or this Guaranty;
          (k) the existence or non-existence of Tenant as a legal entity or the existence or non-existence of any corporate or other business relationship between Tenant and Guarantor;
          (l) any sale or assignment by a Landlord of this Guaranty and/or the Lease (including any assignment by Landlord to any Facility Mortgagee);
          (m) any default by Guarantor under this Guaranty or any right of setoff, counterclaim or defense (other than indefeasible payment in full of the Monetary Obligations in accordance with the terms of the Lease) that Tenant or Guarantor may or might have to their respective undertakings, liabilities and obligations under the Lease and this Guaranty, each and every such defense being hereby waived by Guarantor;
          (n) the rejection or assumption of the Lease by or on behalf of any Tenant or any other party in any bankruptcy or reorganization proceeding or otherwise pursuant to any state or federal law;
          (o) the inability of Landlord, Facility Mortgagee or Tenant, respectively, to enforce any provision of the Lease or this Guaranty, for any reason;
          (p) any change in the relationship between any Tenant and Guarantor or any termination of such relationship, including, without limitation, any consolidation or merger of any Tenant with or into any other entity, any sale, lease or other disposition of any of Tenant’s properties as an entirety or substantially as an entirety to any other entity or any sale or other disposition by Guarantor of any or all of the membership interests in any Tenant;

          (q) any action or inaction by Landlord or a Facility Mortgagee which results in any impairment or destruction of any subrogation rights of Guarantor against Tenant or any rights of Guarantor to proceed against Tenant for reimbursement;
          (r) the lack of value received by Guarantor for this Guaranty or by the Tenant for the Lease;
          (s) any defect in title, or damage or casualty to or interruption of the use by Tenant of the Premises;
          (t) the acceptance or release by Landlord or any Facility Mortgagee of any security interest, lien or encumbrance in or on any property and/or collateral as security for the obligations of Tenant under the Lease or of Guarantor hereunder;
          (u) any other defense whatsoever Tenant might have to the payment of any of its obligations under the Lease or to the performance or observance of any of the provisions of the Lease, other than the defense of indefeasible payment in full of all sums due and payable under the Lease, the actual performance of all Performance Obligations under the Lease under the Lease, as applicable; or
          (v) any other cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge of Guarantor (whether or not Guarantor shall have knowledge or notice thereof) other than indefeasible payment in full of the Monetary Obligations.
          Without in any way limiting the generality of the foregoing, Guarantor specifically agrees that if Tenant’s obligations under the Lease are amended with the express written consent of Landlord, this Guaranty shall extend to such obligations as so amended, even if such amendment results in materially increasing Guarantor’s obligations under this Guaranty.
          5. Guarantor hereby waives notice of (a) Landlord’s acceptance of this Guaranty or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Guaranteed Obligations or any terms or amounts thereof or any change therein; (c) any default by Tenant or any surety or guarantor; (d) the obtaining of any guaranty or surety agreement (in addition to this Guaranty); (e) the obtaining of any pledge, assignment or other security for any Guaranteed Obligations; (f) the release of Tenant or any surety or guarantor (including Guarantor); (g) the release of any collateral; (h) any other demands or notices whatsoever with respect to the Guaranteed Obligations or this Guaranty; (i) presentment, demand, protest, nonpayment, intent to accelerate, and protest in relation to any instrument or agreement evidencing any Guaranteed Obligation. Guarantor hereby further waives (j) promptness and diligence; (k) all other notices, demands and protests, and all other formalities of every kind, in connection with the enforcement of the Lease or of the obligations of Guarantor hereunder, the omission of or delay in which, but for the provisions of this paragraph, might constitute grounds for relieving Guarantor of its obligations hereunder; and (l) any requirement that Landlord protect, secure, perfect or insure any lien or security interest or other encumbrance or any property subject thereto or pursue or exhaust any right or take any action against or with respect to Tenant or any other person or entity or any collateral (including any rights relating to marshalling of assets).
          6. Guarantor expressly waives any and all rights to defenses arising by reason of (a) any “one-action” or “anti-deficiency” law or any other law that may prevent Landlord from bringing any action, including a claim for deficiency against Guarantor, before or after Landlord’s commencement or completion of any action against Tenant; (b) ANY ELECTION OF REMEDIES BY LANDLORD (INCLUDING WITHOUT LIMITATION ANY TERMINATION OF THE LEASE) THAT DESTROYS OR OTHERWISE ADVERSELY AFFECTS GUARANTOR’S SUBROGATION RIGHTS OR GUARANTOR’S RIGHTS TO PROCEED AGAINST TENANT FOR REIMBURSEMENT; (c) any disability or other defense of Tenant, of any other guarantor, or of any other Person, or by reason of the cessation of Tenant’s liability from any cause whatsoever, other than full and final indefeasible payment in legal tender of the Guaranteed Obligations; (d) any right to claim discharge of the Guaranteed Obligations on the basis of unjustified impairment of any collateral for the Guaranteed Obligations; (e) any change in the relationship between Guarantor and Tenant or any termination of such relationship; (f) any irregularity, defect or unauthorized action by Landlord, Tenant, Guarantor or any other guarantor or surety or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Guaranteed Obligations or in carrying out or attempting to carry out the terms of any such agreements; (g) any receivership, insolvency, bankruptcy, reorganization or similar proceeding by or against any Tenant, Landlord, Guarantor or any other surety or guarantor; (h) any setoff, counterclaim, recoupment, deduction, defense or other right that Guarantor may have against Landlord, Tenant or any other Person for any reason whatsoever whether related to the Guaranteed Obligations or otherwise; (i) any assignment, endorsement or transfer, in whole or in part, of the Guaranteed Obligations, whether made with or without notice to or consent of Guarantor; (j) if the recovery from Tenant or any other Person (including without limitation any other guarantor) becomes barred by any statute of limitations or is otherwise prevented; or (k) any neglect, delay, omission, failure or refusal of Landlord to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security (including perfection thereof) existing or to exist in connection with, or as security for, any of the Guaranteed Obligations, it being the intention hereof that Guarantor shall remain liable as a principal on the Guaranteed Obligations notwithstanding any act, omission or event that might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all defenses of a surety or guarantor to which it may be entitled by statute or otherwise, including without limitation, any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor more burdensome in any other respect than that of a principal.
          7. Guarantor agrees that, in the event of the rejection or disaffirmance of the Lease by any Tenant or such Tenant’s trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of such Tenant under the Lease, to the same extent as if Guarantor was a party to such document and there had been no such rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord upon or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of such Tenant under the Lease to the fullest extent permitted by law.

          8. The following events are sometimes referred to as an “Event of Default”:
          (a) If default shall be made in the payment of any sum required to be paid by Guarantor under this Guaranty;
          (b) If default shall be made in the observance or performance of any of the other covenants in this Guaranty which Guarantor is required to observe and perform;
          (c) If any material representation or warranty made by Guarantor herein or in any certificate, demand or request proves to be incorrect in any material respect when made;
          (d) If Guarantor (i) admits in writing its inability to pay its debts generally as they become due; (ii) files a petition in bankruptcy or a petition to take advantage of any bankruptcy, reorganization or insolvency act; (iii) makes an assignment for the benefit of its creditors; (iv) consents to the appointment of a receiver for itself or for the whole or any substantial part of its property; (v) files a petition or answer seeking reorganization or arrangement under federal bankruptcy laws or any other applicable law or statute of the united States of America or any state thereof; or (vi) takes any action to authorize or effect any of the actions set forth in this paragraph 8(d);
          (e) If any petition is filed against Guarantor under federal bankruptcy laws, or any other proceeding is instituted against Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Guarantor, and such proceeding is not dismissed within sixty (60) days after institution thereof;
          (f) If, without Landlord’s prior written consent, a Change of Control shall occur or Guarantor shall fail to comply with paragraph 3 of this Guaranty;
          (g) If there is a consolidation, merger or transfer of all or substantially all of the assets of Guarantor without the prior written consent of Landlord unless the same is permitted under the terms of this Guaranty;
          (h) If any receiver, trustee, custodian or other similar official shall be appointed for Guarantor and any such appointment is not dismissed within sixty (60) days after the date of such appointment and prior to the entry of a final, unappealable order approving such appointment;
          (i) If Guarantor is liquidated or dissolved or begins proceedings towards such liquidation or dissolution;
          (j) The failure of ALC to maintain the minimum Fixed Charge Coverage Ratio required under paragraph 28 of this Guaranty; or
          (k) Any Letter of Credit delivered to Landlord expires in less than 30 days.

Upon the occurrence of any such Event of Default, Landlord shall have whatever rights at law or equity it might have to enforce this Guaranty, including, without limitation, the right to draw the full amount under the Letter of Credit pursuant to its terms.
          9. Guarantor agrees that any claim or claims or liens or security interests it may now have or may in the future have against any Tenant are or shall be subordinate to Tenant’s obligations to Landlord under the Lease until Tenant’s obligations under the Lease have been fully performed and any payments thereunder are not subject to recovery by a trustee in bankruptcy. Guarantor shall not accept any payment or distribution of any sort from Tenant during the continuance of any “Event of Default” (as defined in the Lease) or any other Event of Default hereunder; and any payment or distribution received by Guarantor in breach of this sentence shall be held in trust by Guarantor and immediately paid to Landlord to apply against any Guaranteed Obligations. Guarantor waives all rights of subrogation or contribution against each Tenant and any other Person for any amounts expended by Guarantor under this Guaranty until Tenant’s obligations under the Lease have been fully performed and any payments thereunder are not subject to recovery by a trustee in bankruptcy.
          10. If Landlord incurs any expenses in the enforcement of this Guaranty, including reasonable attorneys’ fees and disbursements, whether or not legal action be instituted, Guarantor shall pay the same immediately upon demand by Landlord which shall be accompanied by evidence of such expenses.
          11. Landlord shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Landlord, and then only to the extent specifically set forth therein; a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.
          12. Guarantor shall deliver to Landlord and to any lender or purchaser designated by Landlord,
          (a) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter (based on the fiscal year of Gurantor), in electronic format, quarterly and year-to-date unaudited financial statements of ALC prepared for such fiscal quarter, including a balance sheet and operating statement as of the end of such fiscal quarter, together with related statements of income for such fiscal quarter and for the portion of such fiscal year ending with such fiscal quarter. Each such quarterly financial statement shall be accompanied by the following: (i) an Officer’s Certificate certifying that the same are true and correct in all material respects and were prepared in accordance with GAAP (except for the absence of footnotes), applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments and (ii) an Officer’s Certificate certifying as of the date thereof whether, to the best of such Guarantor’s knowledge, there exists an event or circumstance that constitutes an Event of Default or that, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Guaranty and if such Event of Default or latent Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. So long as Guarantor is a public company, the requirements of this Paragraph 12(a) may be satisfied by the filing by Guarantor of Guarantor’s Form 10Q.

          (b) as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of ALC, in electronic format, financial statements prepared for such year with respect to such Guarantor, including a balance sheet and operating statement as of the end of such year, together with related statements of income for such fiscal year. Guarantor shall furnish to Landlord an Officer’s Certificate certifying as of the date thereof whether, to the best of such Guarantor’s knowledge, there exists any event or circumstance that constitutes an Event of Default or that, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Guaranty, and if such Event of Default or latent Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. So long as Guarantor is a public company, the requirements of this Paragraph 12(b) may be satisfied by the filing by Guarantor of Guarantor’s Form 10K.
          13. Guarantor shall transmit to Landlord, within five (5) Business Days after receipt thereof, any Actuarial Correspondence and material communication affecting one or more Facilities, any Tenant, Guarantor, any Affiliate of any Tenant, this Guaranty, the Lease, the Legal Requirements, the Insurance Requirements, the Facility Provider Agreements (if any) or the Authorizations, and Guarantor shall promptly respond to inquiries with respect to such information. Guarantor shall notify Landlord in writing promptly after Guarantor obtains knowledge of any threatened or existing material litigation or proceeding against, or investigation of, any Tenant, Guarantor, any Affiliate of any Tenant or any Facility that may affect the right to operate one or more of the Facilities, any Facility Provider Agreements, any of the Authorizations, Landlord’s title to any Facility or Tenant’s interest therein or, if any Tenant or Facility participates in Medicare, Medicaid or any other Third Party Payor Program, the right to receive regular reimbursement under Medicare, Medicaid or any other Third Party Payor Program. All information shall be subject to the same obligations pertaining to confidentiality and disclosure that apply under Section 46.1 of the Lease to Information (as defined in the Lease) provided by Tenant to Landlord. As soon as reasonably available, Guarantor shall deliver to Landlord copies of any Forms 10K, 10Q and 8K, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information that Guarantor or any Affiliate of Guarantor files with the SEC or any other Governmental Authority. Promptly upon the furnishing thereof to the stockholders of Guarantor, copies of all statements, reports, notices and proxy statements shall be so furnished.
          14. On a quarterly basis, Guarantor shall permit, and upon reasonable request by Landlord, shall make appropriate arrangements for, Landlord and/or Landlord’s Representatives to discuss the affairs, operations, finances and accounts of Tenant or Guarantor with senior officers of Guarantor (and such of Guarantor’s financial advisors (other than independent accountants) as would be relevant to the topic(s) of the particular meeting), all as Landlord may reasonably deem appropriate for the purpose of verifying any report(s) delivered by Guarantor to Landlord under this Guaranty or delivered by Tenant to Landlord under the Lease or for otherwise ascertaining compliance with this Guaranty by Guarantor or with the Lease by Tenant or the business, operational or financial condition of Tenant, Guarantor and/or any of the Facilities. Without limitation of the foregoing, from time to time within a reasonable time following receipt of written notice from Landlord to Guarantor, Guarantor shall permit, and shall make appropriate arrangements for, Landlord and/or Landlord’s Representatives to discuss the business, operational and financial condition of specific Facility(ies) designated by Landlord with, and be advised as to the same by, appropriate personnel of Guarantor, Tenant and/or their respective Affiliates which are entities having operational and accounting responsibilities for the Facility(ies) so specified by Landlord and to review, and make abstracts from and copies of, the books, accounts and records of Guarantor and Tenant relative to any such Facility(ies), in each case provided, and on the condition, that any such discussions or reviews, abstracting or copying shall not materially interfere with Guarantor’s business operations relative to any affected Facility(ies) and that all information shall be subject to the same obligations pertaining to confidentiality and disclosure that apply under Section 46.1 of the Lease to Information (as defined in the Lease) provided by Tenant to Landlord. Unless otherwise agreed in writing by Landlord and Guarantor, all of the discussions, reviews, abstracting and copying referenced in this paragraph 14 shall occur during normal business hours.
          15. Intentionally omitted.
          16. Guarantor and its Affiliates shall be subject to and agree to comply with the restrictive covenants and conditions governing the ownership, leasing, management or operation of additional independent and assisted living and Alzheimer’s care facilities contained in Exhibit F attached to the Lease.
          17. Intentionally omitted.
          18. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered by certified mail, return receipt requested, in which case such notice shall be deemed received three (3) Business Days after its deposit, by confirmed facsimile, in which case such notice shall be deemed received the same day, or by reputable nationally recognized overnight courier service, in which case such notice shall be deemed received the next Business Day, addressed to the respective parties, as follows:
To Guarantor:
Assisted Living Concepts, Inc.
W140 N8981 Lilly Road
Menomonee Falls, WI 53051
Attention: Chief Financial Officer
Facsimile: (262) 502-3714
With a copy to:
Assisted Living Concepts, Inc.
W140 N8981 Lilly Road
Menomonee Falls, Wisconsin 53051
Attention: General Counsel
Facsimile: (262) 251-7627

To Landlord:
Ventas Realty, Limited Partnership
c/o Ventas, Inc.
111 South Wacker Drive
Suite 4800
Chicago, Illinois 60606
Attention: Asset Manager
Facsimile: (312) 596-3850
With a copy to:
Ventas, Inc.
10350 Ormsby Park Place
Suite 300
Louisville, Kentucky 40223
Attention: General Counsel
Facsimile: (502) 357-9001
or to such other address as the parties hereto may hereunder designate in writing.
          19. (a) The obligations of Guarantor under this Guaranty shall automatically terminate 368 days after Landlord has received, and not been required to disgorge any part of, payment of all Monetary Obligations and all other sums due and owing under this Guaranty. If payment is made by Tenant or Guarantor, whether voluntarily or otherwise, or by any other Person, on the Guaranteed Obligations and thereafter Landlord is forced to remit, rescind or restore the amount of that payment under any federal or state bankruptcy law or law for the relief of debtors or for any other reason, (i) the amount of such payment shall be considered to have been unpaid at all times for the purposes of enforcement of this Guaranty and (ii) the obligations of Tenant guaranteed herein shall be automatically reinstated to the extent of such payment.
               (b) In addition and notwithstanding any other provisions of this Guaranty to the contrary, the obligations of Guarantor under this Guaranty as to Inverness shall terminate upon the effective date of the assignment by Tenant to a Substitute Tenant under Section 24.5 of the Lease with respect to obligations related only to Inverness under the Lease that arise and accrue after the effective date of such assignment.
          20. If Landlord proposes to grant a Facility Mortgage on or refinance any Facility Mortgage on any of the Property, Guarantor shall cooperate in the process, and shall permit Landlord and the proposed Facility Mortgagee, at Landlord’s or such Facility Mortgagee’s expense, to meet with officers of Guarantor at Guarantor’s offices and to discuss the Guarantor’s business and finances. On request of Landlord, Guarantor agrees to provide any such prospective Facility Mortgagee the information to which Landlord is entitled hereunder, provided that if any such information is not publicly available, such nonpublic information shall be made available on a confidential basis. Guarantor agrees to execute, acknowledge and deliver documents requested by the prospective Facility Mortgagee (such as a consent to the financing

(without encumbering Guarantor’s or Tenant’s assets), a consent to assignment of lease and of this Guaranty, an estoppel certificate, and a subordination, non-disturbance and attornment agreement), customary for tenants and their guarantors to sign in connection with mortgage loans to landlords, so long as such documents are in form then customary among institutional lenders (and provided further that the same do not materially and adversely change Tenant’s rights or obligations under the Lease or materially and adversely change Guarantor’s rights and obligations under this Guaranty).
          21. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, OTHER THAN ITS DOCTRINE REGARDING CONFLICTS OF LAWS. GUARANTOR IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF ILLINOIS WITH RESPECT TO ANY MATTER ARISING UNDER THIS GUARANTY. GUARANTOR CONSENTS TO JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE FEDERAL COURTS SITTING IN THE STATE OF ILLINOIS, AND CONSENTS TO VENUE IN THE STATE OF ILLINOIS, AND GUARANTOR WAIVES ANY RIGHT TO STAY, REMOVE, OR OTHERWISE DIRECTLY OR INDIRECTLY INTERFERE WITH SUCH ACTION BASED ON SUCH JURISDICTION.
          22. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord and the Facility Mortgagee of the Property from time to time, if any. This Guaranty shall be binding upon Guarantor and shall inure to the benefit of Landlord and its successors and assigns as permitted hereunder, including, without limitation, any Facility Mortgagee of Landlord’s interest in the Property. In the event any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. As used herein, the term “Tenant” includes their successors and assigns with respect to the Lease.
          23. The rights of Landlord under this Guaranty may be assigned in whole or in part by Landlord, its successors and assigns, whether directly or by way of a grant of a security interest herein, without the consent of Guarantor.
          24. Within ten (10) Business Days after request by Landlord, Guarantor shall deliver a certificate confirming that this Guaranty is in full force and effect and unamended (or, if amended, specifying such amendment), and whether, to the actual knowledge of Guarantor, any default exists under the Lease or under this Guaranty.
          25. Intentionally omitted.
          26. THE WAIVERS SET FORTH IN THIS GUARANTY ARE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON ITS BEHALF, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THESE WAIVERS OR IN ANY WAY TO MODIFY OR NULLIFY

THEIR EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THESE WAIVERS BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL.
          27. Intentionally omitted.
          28. ALC shall maintain throughout the term of the Lease (as it may be extended pursuant to the provisions thereof) a Fixed Charge Coverage Ratio of not less than 1.0. Fixed Charge Coverage Ratio shall be determined by Landlord as of the end of each calendar quarter for the twelve (12) month period then ended. Guarantor shall provide Landlord with such financial information (certified as to be true and correct in all material respects by ALC) as Landlord may reasonably request in order to calculate the Fixed Charge Coverage Ratio as of the end of each calendar quarter, to the extent Landlord reasonably determines such financial information is needed for such calculation after Landlord’s review of the financial information delivered to Landlord pursuant to paragraph 12 above. “Fixed Charge Coverage Ratio” means (i) EBITDAR for ALC and any entities it owns on a consolidated basis for the period in question, divided by (ii) the Fixed Charges of ALC and such other entities for the same period. “EBITDAR” means “EBITDARM” (as defined in the Lease) minus the provision for management fees from the applicable income statement(s) and as to entities rather than facilities. “Fixed Charges” means the sum of (i) all interest accrued during the period in question, (ii) all regularly scheduled payments of principal coming due during the period in question, except any principal portion of any such indebtedness that is repaid or refinanced at maturity with additional indebtedness, (iii) all rent coming due during the period in question, (iv) all lease payments for personal property coming due during the period in question and (v) any dividends or distributions to shareholders or members, if any, which are required to be made during the period in question pursuant to the terms of the stock or articles of incorporation or by-laws of a corporate entity or the terms of the articles of formation (or similar documents), the operating agreement (or similar document) or any certificate representing a membership interest in an entity that is a limited liability company (provided, dividends and distributions actually paid but not so required to be made shall not be included for purposes of this clause.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and its corporate seals to be hereunto affixed and attested by its officers thereunto duly authorized.
GUARANTORS:
Assisted Living Concepts, Inc. a Nevada corporation